UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*
Date of Report (Date of earliest event reported): April 26, 2006
MEDIANEWS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-75156	76-0425553
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1560 Broadway, Suite 2100	80202
Denver, Colorado	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (303) 563-6360
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
*The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.
     On April 26, 2006, MediaNews Group, Inc. (the “Company”) and The McClatchy Company (“McClatchy”) entered into a Stock and Asset Purchase Agreement (the “MediaNews Purchase Agreement”) pursuant to which the Company agreed to purchase the Contra Costa Times and the San Jose Mercury News and related publications and Web sites for $736,800,000. The Company’s obligation to consummate such purchase is subject to customary conditions, including antitrust clearance, and the consummation of the merger of Knight Ridder, Inc. with and into McClatchy.
     On April 26, 2006, The Hearst Corporation (“Hearst”) and McClatchy entered into a Stock and Asset Purchase Agreement (the “Hearst Purchase Agreement”) pursuant to which Hearst agreed to purchase The Monterey County Herald and the Saint Paul Pioneer Press and related publications and Web sites for $263,200,000. Hearst’s obligation to consummate such purchase is subject to customary conditions, including antitrust clearance, and the consummation of the merger of Knight Ridder, Inc. with and into McClatchy. On April 26, 2006, the Company and Hearst entered into an agreement (the “MediaNews/Hearst Agreement”) pursuant to which (i) Hearst and the Company agreed to seek to negotiate the terms of an equity investment by Hearst in the Company (such investment will not include any governance or economic rights or interest in the Company’s publications in the San Francisco Bay Area) and (ii) the Company agreed to purchase The Monterey County Herald and the Saint Paul Pioneer Press from Hearst if the Company and Hearst are unable to agree on the terms of a Hearst equity investment in the Company. The equity investment by Hearst in the Company would be subject to antitrust clearance. The Monterey County Herald and the Saint Paul Pioneer Press will be transferred to the Company in connection with such equity investment.
     The closing under each of the MediaNews Purchase Agreement and Hearst Purchase Agreement are conditioned upon each other and will occur on the same day.
     The Monterey Country Herald, the Contra Costa Times and the San Jose Mercury News will be held in the California Newspapers Partnership (or its successors), a partnership between the Company, Gannett Co., Inc. (“Gannett”) and Stephens Group, Inc. (“Stephens”). On April 26, 2006, the Company entered into an agreement with Gannett and Stephens (the “Stephens/Gannett Contribution Agreement”) pursuant to which Gannett and Stephens will contribute their pro rata share (subject to certain adjustments) of the purchase price of The Monterey Country Herald, the Contra Costa Times and the San Jose Mercury News.
     The foregoing descriptions of the MediaNews Purchase Agreement, Hearst Purchase Agreement, MediaNews/Hearst Agreement and Stephens/Gannett Contribution Agreement are qualified in their entirety by reference to the full text of such agreements which are attached as Exhibits 99.1, 99.2. 99.3 and 99.4 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
99.1	Stock and Asset Purchase Agreement dated as of April 26, 2006, between MediaNews Group, Inc. and The McClatchy Company
99.2	Stock and Asset Purchase Agreement dated as of April 26, 2006, between The Hearst Corporation and The McClatchy Company
99.3	Agreement dated April 26, 2006 between MediaNews Group, Inc. and The Hearst Corporation
99.4	Agreement dated April 26, 2006, between MediaNews Group, Inc., Gannett Co., Inc., and Stephens Group, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.
Dated: April 28, 2006	By:	/s/ Ronald A. Mayo
Ronald A. Mayo
Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

EXHIBIT INDEX

Exhibit No.	Description
99.1	Stock and Asset Purchase Agreement dated as of April 26, 2006, between MediaNews Group, Inc. and The McClatchy Company
99.2	Stock and Asset Purchase Agreement dated as of April 26, 2006, between The Hearst Corporation and The McClatchy Company
99.3	Agreement dated April 26, 2006 between MediaNews Group, Inc. and The Hearst Corporation
99.4	Agreement dated April 26, 2006, between MediaNews Group, Inc., Gannett Co., Inc., and Stephens Group, Inc.